UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):  April 8, 2009

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

3200 N.W. Yeon Ave. P.O. Box 10047 Portland, OR (Address of Principal Executive Offices)	97296-0047 (Zip Code)

Registrant’s Telephone Number Including Area Code:  (503) 224-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On April 8, 2009, the Board of Directors (the “Board”) of Schnitzer Steel Industries, Inc. (the “Company”) increased the number of directors on the Board from eleven to thirteen and elected David J. Anderson and Wayland R. Hicks as directors of the Company, effective immediately. Messrs. Anderson and Hicks were elected on the recommendation of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of the Company. The Committee has determined that Messrs. Anderson and Hicks both qualify as independent directors as defined by the Company’s Corporate Governance Guidelines, the rules of the Securities and Exchange Commission and the NASDAQ listing requirements. As a result of these elections, a majority of the Company’s Board is composed of independent directors.  Mr. Anderson’s and Mr. Hicks’ terms as directors will continue until the date of the Company’s 2010 annual meeting of shareholders.  Mr. Anderson will serve on the Nominating and Corporate Governance Committee and Mr. Hicks will serve on the Compensation Committee of the Board.

There was no arrangement or understanding pursuant to which Mr. Anderson or Mr. Hicks was elected as a director.  Neither Mr. Anderson nor Mr. Hicks has been a participant in, or is to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”).

Messrs. Anderson and Hicks will be compensated as directors pursuant to the Company’s non-employee director compensation policy in effect from time to time.  Pursuant to the Company’s current policy, a non-employee director is entitled to receive an annual cash fee of $70,000 and a grant of deferred stock units (“DSUs”) having an aggregate initial value of $120,000.  Each DSU gives a director the right to receive at a future date one share of the Company’s Class A Common Stock, par value $1.00 per share.   If Mr. Anderson or Mr. Hicks is appointed to serve as chair of one or more of the Board’s committees, he will receive additional compensation.    Messrs. Anderson and Hicks may elect to defer all or part of their compensation under the Company’s Deferred Compensation Plan for Non-Employee Directors. The Company expects to enter into indemnity agreements with Messrs. Anderson and Hicks in the same form as has previously been entered into with the Company’s other directors.  Pursuant to the indemnity agreements, the Company will agree to indemnify each director in connection with any claims or proceedings involving the director by reason of serving as a director of the Company.  The Company’s Form of Deferred Stock Unit Award Agreement for Non-Employee Directors, its Deferred Compensation Plan for Non-Employee Directors and its form of Indemnity Agreement are filed as Exhibits 10.1, 10.2 and 10.3 to the Company’s Current Report on Form 8-K filed on July 28, 2006.

Item 7.01	Regulation FD Disclosure.

A copy of the press release relating to the election of Messrs. Anderson and Hicks as directors of the Company is attached hereto as exhibit 99.1.  Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

As reported in the Form 8-K filed by the Company on October 31, 2008, since the resignation of Mark Palmquist, an independent member of the Board, on October 22, 2008, the Company has not been in compliance with NASDAQ Marketplace Rule 5605(b)(1), which requires that a majority of the board of directors of a listed company must be comprised of independent directors.  Upon the election of Messrs. Anderson and Hicks as directors of the Company on April 8, 2009, the Company regained compliance with the majority independent director requirement for continued listing set forth in NASDAQ Marketplace Rule 5605(b)(1).

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

99.1	Press Release of Schnitzer Steel Industries, Inc. issued on April 13, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: April 14, 2009	By:	/s/ Richard C. Josephson
Name: Richard C. Josephson
Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

99.1	Press Release of Schnitzer Steel Industries, Inc. issued on April 13, 2009